UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.04	Mine Safety – Reporting of Shutdowns and Patterns of Violations.

On April 16, 2025, FNF Construction, Inc., a subsidiary of MasTec, Inc. (the “Company”), received an imminent danger order issued by the Mine Safety and Health Administration under section 107(a) of the Federal Mine Safety and Health Act of 1977 at its FNF Crushing 8 mine near San Antonio, New Mexico. The order stated that one miner was observed not using available fall protection while standing on a screen. In accordance with legal requirements and the Company’s internal safety protocols, corrective action was taken to remove the miner from exposure to the alleged hazard and the order was terminated. Such condition did not result in an accident or injury and did not adversely impact the Company’s operations at the mine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: April 22, 2025	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary